Exhibit 10.3

PIONEER DRILLING SERVICES, LTD.

EXECUTIVE SEVERANCE PLAN

I.              Purposes of Plan and Definitions

1.1           Purposes.  This Pioneer Drilling Services, Ltd. Executive Severance Plan (the “Plan”), for selected senior management employees of Pioneer Drilling Services, Ltd., a Texas limited partnership, and any successor thereto (the “Partnership”) and its Affiliates, is intended to assist the Partnership in attracting and retaining competent and capable executives to perform services for Pioneer Drilling Company, a Texas corporation (the “Company”) and its subsidiaries (including the Partnership), to provide greater incentives to such executives to attain and maintain high levels of performance, and to provide some protection for loss of salary and benefits in the event of certain involuntary terminations or changes in control of the Company.

1.2           Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AIP” means the Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan, as from time to time in effect, including any successor plan.

“Associate” means, with reference to any Person (as defined below), (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates (including the Partnership)) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner (as defined below) of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

“Base Salary” means the annual base salary of a Participant, as established by the Committee (as defined below) for a fiscal year.

“Beneficial Owner.” A Person is deemed the “Beneficial Owner” of, and is deemed to “beneficially own,” any securities:

(i)            of which that Person or any of its Affiliates or Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act (as defined below)) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding:  (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by that Person on Exchange Act Schedule 13D (or any comparable or successor report);

(ii)           which that Person or any of its Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by that Person or any of its Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

(iii)          which are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as Exchange Act Rule 13d-5(b) uses that term) of which that specified Person is a member;

provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities that Person acquires through its participation in good faith in a firm commitment underwriting (including securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Exchange Act Regulation M or to cover overallotments created in connection with a public offering) until the expiration of 40 days after the date of that acquisition.  For purposes of this definition, “voting” a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Exchange Act Section 14(a)) in respect of that security.

“Board” means the board of directors of the Company.

“Cause” means, (x) with respect to any Level A Participant, that Participant’s (i) commission of any act or omission constituting fraud under any law of the State of Texas, (ii) conviction of, or a plea of nolo contendere to, a felony, (iii) embezzlement or theft of property or funds of the Partnership or any Affiliate or (iv) failure to follow the instructions of the Board, as approved by a majority of the Board members at a meeting of the Board; and (y) with respect to any Level B Participant, that Participant’s (i)

commission of any act or omission constituting fraud under any law of the State of Texas, (ii) conviction of, or a plea of nolo contendere to, a felony, (iii) embezzlement or theft of property or funds of the Partnership or any Affiliate, (iv) failure to follow the instructions of the Board or the board of directors of the General Partner (in either case, as approved by a majority of the members of such board at a meeting of such board) or any supervising officer of the Partnership or any Affiliate or (v) unacceptable performance, gross negligence or willful misconduct with respect to his duties to the Partnership or any Affiliate.

“Change in Control” has the meaning set forth in Section 5.4.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board or of the board of directors of the General Partner as is designated by either the Board or the board of directors of the General Partner to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” has the meaning set forth in Section 1.1.

“Disability” means the absence of a Participant from the Participant’s duties with the Partnership or any of its Affiliates on a full-time basis for at least 90 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent.

“Effective Date of a Change in Control” has the meaning set forth in Section  5.5.

“Employee” means any employee of the Partnership or any of its Affiliate (whether or not he is also a director thereof) who is compensated for employment of the Partnership or any Affiliate by a regular salary and who is considered by the Committee to be a senior management employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Person” means: (i) the Partnership; (ii) any of Affiliate of the Partnership (including the Company); (iii) any employee benefit plan of the Partnership or of any Affiliate and any Person organized, appointed or established by the Partnership for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Partnership or any Affiliate of the Partnership; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.

“General Partner” means PDC Mgmt. Co., a Texas corporation and the general partner of the Partnership.

“Good Reason” means, without the consent of the Participant, (i) the Partnership’s failure to maintain a Participant’s total compensation package at a level comparable to the level in effect as of the date the individual becomes a Participant; provided however, that notice of termination of an employee’s status as a Participant in accordance with Section 3.3 shall not constitute Good Reason; (ii) the Partnership’s failure to maintain a Participant’s employment without material diminution in the Participant’s duties and responsibilities as they exist on the date he or she becomes a Participant, or, in the event of Change in Control, as they exist as of the Effective Date of a Change in Control, and such failure is not cured by the Partnership within ten days after the Participant’s written notice to the Partnership of such failure; or (iii) a change in the location of the Participant’s principal place of employment with the Partnership by more than 50 miles from the location where the Participant was principally employed at the time the Participant became a Participant or, in the event of a Change in Control, a change in the location of the Participant’s principal place of employment with the Partnership by more than 50 miles from the location where the Participant was principally employed immediately prior to the Effective Date of a Change in Control.

“Involuntary Termination” means the termination of a Participant’s employment with the Partnership or any Affiliate (i) by the Partnership or any Affiliate for any reason other than Cause, death, or Disability, or (ii) by the Participant for Good Reason.

“Level A Participant” means a Participant designated a Level A Participant by the Committee.

“Level B Participant” means a Participant designated a Level B Participant by the Committee.

“Participant” means an Employee who has been selected by the Committee to participate in the Plan.

“Partnership” has the meaning set forth in Section 1.1.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan” has the meaning set forth in Section 1.1.

“Voting Stock” means the Common Stock and any other securities issued by the Company which entitle the holder thereof to vote generally in the election of members of the Board.

“Waiver and Release” means a legal document, in a form substantially similar to the form attached hereto as Exhibit B, in which a Participant, in exchange for severance benefits under the Plan, releases, among other parties, the Partnership and all of its Affiliates and their directors, officers, employees and agents, their employee benefit plans, and the fiduciaries and agents of said plans from liability and damages in any way related to the Participant’s employment with or separation from employment with the Partnership or any of its Affiliates.

“Waiver Effective Date” means the eighth day following the date on which the Participant executes the Waiver and Release.

II.            Administration of the Plan

2.1           Interpretations.  The Committee shall have full power and authority to interpret, construe and administer the Plan.

2.2           Committee Determinations Conclusive.  All determinations by the Committee as to which Employees shall be offered the opportunity to participate herein, and any interpretation adopted by the Committee with respect to any provision of the Plan and the effect thereof, shall be final, binding and conclusive upon the Partnership, all Affiliates and all persons who may claim any rights or benefits hereunder; provided, however, that a Change in Control shall occur only pursuant to the provisions of Section 5.4.

III.           Eligibility of Employees

3.1           Eligibility Requirements.  The Committee shall in its sole discretion from time to time designate the Employees who are to be Participants.

3.2           Notification of Participation.  Each Employee who is designated a Participant by the Committee shall be provided a participation certification, in the form attached hereto as Exhibit A, specifying that the Employee is a Participant, together with a copy of the Plan.  The Committee shall in its sole discretion designate each Participant as either a Level A Participant or a Level B Participant on the basis of the position which the Participant holds with the Partnership or any Affiliate.

3.3           Termination of Participation.  An Employee’s status as a Participant shall terminate at such time as may be determined by the Committee, provided such Participant shall be given notice of such termination of status as a Participant by the Committee at least one year prior to the effectiveness of such termination; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a Change in Control, such Employee’s status as a Participant may not be terminated without his or her written consent at any time within two years of the Effective Date of such Change in Control.

IV.           Involuntary Termination Not Incident to Change in Control

4.1           Cash Severance Payment.  In the event of an Involuntary Termination of a Participant that does not occur within two years following the Effective Date of a Change in Control, the Participant shall be entitled to the following cash severance benefit following his or her execution, without revocation, of a Waiver and Release:

(a)           If the Participant is a Level A Participant, a lump-sum cash payment, payable not later than 30 days following the Waiver Effective Date, in an amount equal to the Participant’s Base Salary, as in effect on the date of such Involuntary Termination; or

(b)           If the Participant is a Level B Participant, a lump-sum cash payment, payable not later than 30 days following the Waiver Effective Date, in an amount equal to one-half of the Participant’s Base Salary, as in effect on the date of such Involuntary Termination.

4.2           Vesting of Stock Options.

(a)           Subject to the Participant’s execution of the Waiver and Release, any Level A Participant entitled to a cash severance benefit under Section 4.1 shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment, to the extent such stock options or other equity-based awards would have otherwise vested during the 12-month period immediately following the Participant’s Involuntary Termination.

(b)           Subject to the Participant’s execution of the Waiver and Release, any Level B Participant entitled to a cash severance benefit under Section 4.1 shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment to the extent such stock options or other equity-based awards would have otherwise vested during the six-month period immediately following the Participant’s Involuntary Termination.

4.3           Life Insurance and Medical Benefits Continuation.

(a)           Subject to the Participant’s execution of the Waiver and Release, any Level A Participant entitled to a severance benefit under Section 4.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for the 12 months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of his or her Involuntary Termination (or any successor medical plan maintained by the Partnership or an Affiliate, as applicable, under which the active employees of the Partnership participate) at the same rate and under the same terms and conditions as may then be in effect for active employee participants.  The period of coverage provided under this section shall not constitute continuation coverage required by COBRA.  Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.  In the event of a Participant’s death during the benefits continuation period, that Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(b)           Subject to the Participant’s execution of the Waiver and Release, any Level B Participant entitled to a severance benefit under Section 4.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for the six months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of his or her Involuntary Termination (or any successor medical plan maintained by the Partnership or an Affiliate, as applicable, under which the active employees of the Partnership participate) at the same rate and under the same terms and conditions as may then be in effect for active employee participants.  The period of coverage provided under this section shall not constitute continuation coverage required by COBRA.  Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.  In the event of a Participant’s death during the benefits continuation period, that Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

Notwithstanding the foregoing, the continuation of life insurance coverage and medical benefits for any Participant shall immediately end upon the Participant’s eligibility for similar life insurance and medical coverage by reason of employment with any entity other than the Partnership or any Affiliate.

V.            Involuntary Termination Upon Change in Control

5.1           Cash Severance Payment.  In the event of an Involuntary Termination of a Participant within two years following the Effective Date of a Change in Control, then in lieu of the cash severance benefit provided in Section 4.1, the Participant shall be entitled to the following cash severance benefit following his or her execution, without revocation, of a Waiver and Release:

(a)           If the Participant is a Level A Participant, a lump-sum cash payment, payable not later than 30 days following the Waiver Effective Date, in an amount equal to three times the sum of (i) the Participant’s Base Salary (which shall, for this purpose, be the higher of (x) the Base Salary in effect on the date immediately prior to such Effective Date of a Change in Control or (y) the Base Salary in effect on the date of termination of employment) and (ii) the amount equal to the Participant’s maximum award opportunity under the AIP during the 12 months preceding his termination of employment; or

(b)           If the Participant is a Level B Participant, a lump-sum cash payment, payable not later than 30 days following the Waiver Effective Date, in an amount equal to one and one-half times the sum of (i) the Participant’s Base Salary (which shall, for this purpose, be the higher of (x) the Base Salary in effect on the date immediately prior to such Effective Date of a Change in Control or (y) the Base Salary in effect on the date of termination of employment) and (ii) the Participant’s maximum award opportunity under the AIP during the 12 months preceding his termination of employment.

5.2           Vesting of Stock Options.  Subject to the Participant’s execution of the Waiver and Release, any Participant entitled to a cash severance benefit under Section 5.1 shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment.

5.3           Life Insurance and Medical Benefits Continuation.

(a)           Subject to the Participant’s execution of the Waiver and Release, any Level A Participant entitled to a severance benefit under Section 5.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for the 12 months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of the Effective Date of a Change in Control giving rise to the benefit payment under Section 5.1, at the same rate as may then be in effect for active Participants.  The period of coverage provided under this section shall not constitute continuation coverage required by COBRA.  Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.  In the event of Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(b)           Subject to the Participant’s execution of the Waiver and Release, any Level B Participant entitled to a severance benefit under Section 5.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for the six months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of the Effective Date of a Change in Control giving rise to the benefit payment under Section 5.1, at the same rate as may then be in effect for active Participants.  The period of coverage provided under this section shall not constitute continuation coverage required by COBRA.  Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.  In the event of Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

Notwithstanding the foregoing, the continuation of life insurance coverage and medical benefits for any Participant shall immediately end upon the Participant’s eligibility for similar life insurance and medical coverage by reason of employment with an entity other than the Partnership or any Affiliate.

5.4           Change in Control of the Company.  For purposes of the Plan, a “Change in Control” of the Company shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(a)           any Person (other than an Exempt Person) is or becomes the Beneficial Owner of Voting Stock (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change of Control will not be deemed to occur under this clause (a) if a Person becomes the Beneficial Owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the Beneficial Owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the Beneficial Owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or

(b)           the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the date the Plan first became effective, constitute the Board; and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of the Company or nomination for election by the Company’s stockholders was approved or recommended by a majority vote of the directors then still in office who either were directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)           there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with or into any other corporation, other than: (i) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the Beneficial Owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or

(d)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity are owned by stockholders of the

Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale or disposition.

5.5           Effective Date of a Change in Control.  The “Effective Date of a Change in Control” shall be:

(a)           the first date that the direct or indirect ownership of 40% or more combined voting power of the Company’s outstanding securities results in a Change in Control as described in Section 4.2(a);

(b)           the date of the election of directors that results in a Change in Control as described in Section 4.2(b);

(c)           the effective date of the merger or consideration that results in a Change in Control as described in Section 4.2(c); or

(d)           the date of stockholder approval that results in a Change in Control as described in Section 4.2(d).

VI.           Rights of Participants

6.1           Limitation of Rights.  Nothing in the Plan shall be construed to:

(a)           give any Employee any right to participate in the Plan in the absence of a specific designation by the Committee of that Employee as a Participant in accordance with Sections 3.1 and 3.2;

(b)           limit in any way the right of the Partnership or any Affiliate to terminate a Participant’s employment with the Partnership or any Affiliate at any time;

(c)           give a Participant or any spouse of a deceased Participant any interest in any fund or any specific asset or assets of the Partnership or any Affiliate; or

(d)           be evidence of any agreement or understanding, express or implied, that the Partnership or any Affiliate will employ a participant in any particular position or at any particular rate of remuneration.

6.2           Non-alienation of Benefits.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

6.3           Prerequisites to Benefits.  No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan, or in any benefits hereunder, unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

VII.         Miscellaneous

7.1           Release and Full Settlement.  Anything to the contrary herein notwithstanding, as a condition to the receipt of any severance payments or benefits under the Plan, a Participant whose employment has been subject to an Involuntary Termination shall first execute a Waiver and Release, in substantially the form attached hereto as Exhibit B.

7.2           Amendment or Termination of the Plan.  Upon authorization by the Board, the Partnership may amend or terminate the Plan at any time; provided, however, that no amendment or termination that would adversely affect the rights of any Participant under the Plan shall be made without the consent of such Participant, except as expressly provided in Section 3.3.

7.3           Cash Severance Payment in Lieu of Other Compensation.  Notwithstanding anything in the Plan to the contrary, the amount of any cash severance benefit calculated pursuant to Section 4.1 or Section 5.1 of the Plan, as applicable, shall supersede, and be awarded in lieu of, any cash compensation payable to the Participant by the Partnership or any Affiliate on account of the termination of the Participant’s employment, pursuant to (a) a written employment agreement with the Partnership or any Affiliate, (b) another severance plan or program of the Partnership or any Affiliate, or (c) any other obligation, whether by contract, applicable law or otherwise, of the Partnership, or any other individual or entity to provide a payment to such Participant in the event of an involuntary termination of such Participant’s employment with the Partnership or any Affiliate.

7.4           Reduction of Cash Severance Payment.  Notwithstanding anything in the Plan to the contrary, the amount of any cash severance benefit otherwise payable to a Participant shall be reduced by any monies owed by the Participant to the Partnership or any Affiliate, including, but not limited to, any overpayments made to the Participant by the Partnership or any Affiliate, and the balance of any loan by the Partnership or any Affiliate to the Participant that is outstanding at the time that the cash severance payment is made.

7.5           Taxes.  The Partnership may deduct applicable taxes with respect to the payment of any benefit under the Plan.

7.6           Parachute Payment Limitation.  Notwithstanding any contrary provision of the Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to the Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the payment of benefits under the Plan shall be reduced.  For purposes of this Section 7.6, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code.  It is the intention of this Section 7.6, in the absence of any agreement with the Participant to the contrary, to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company or any Affiliate pursuant to Section 280G of the Code.

7.7           Applicable Laws.  The Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

7.8           Unfunded Plan.  The benefits provided herein shall be unfunded and shall be provided from the Partnership’s general assets.

7.9           Code Section 409A.  The Partnership intends that the Plan comply in form and operation with the provisions of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to the extent applicable.  Notwithstanding anything in the Plan to the contrary, if any Plan provision or payment made under the Plan would result in the imposition of an excise tax under Section 409A, the Partnership shall use its best efforts to reform such provision or payment in a manner the Partnership determines is appropriate to comply with Section 409A, and no action taken with the express purpose of complying with Section 409A shall be deemed to adversely affect the rights of any Participant under the Plan.

                                IN WITNESS WHEREOF, the Partnership has executed the Plan this 5th day of August, 2005, but effective as of April 1, 2005.

PIONEER DRILLING SERVICES, LTD.

By:	PDC MGMT. CO,
its general partner

	By:	/s/ William D. Hibbetts
	Name:	William D. Hibbetts
	Title:	Senior Vice President, Chief
Financial Officer & Secretary

EXHIBIT A

PIONEER DRILLING SERVICES, LTD. EXECUTIVE SEVERANCE PLAN

PARTICIPATION CERTIFICATE

This Participation Certificate given this          day of               ,               , by Pioneer Drilling Services, Ltd., a Texas limited partnership (the “Partnership”), and the Committee to                           (“Employee”), with capitalized terms used but not defined herein having the respective meanings assigned to such terms in the Pioneer Drilling Services, Ltd. Executive Severance Plan unless otherwise stated.

1.             The Committee hereby designates Employee as a Level         Participant in the Plan effective as of                                             .

2.             Upon Employee’s termination of employment under the circumstances and subject to the terms and conditions described Article IV of the Plan, Employee will be entitled to the benefits specified in Article IV of the Plan

3.             Upon Employee’s termination of employment following a Change in Control of the Company under the circumstances and subject to the terms and conditions described in Article V of the Plan, Employee will be entitled to the benefits specified in Article V of the Plan.

4.             An Employee’s status as a Participant shall terminate at such time as may be determined by the Committee, provided such Participant shall be given notice of such termination of status as a Participant by the Committee at least one year prior to the effectiveness of such termination; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a Change in Control, such Employee’s status as a Participant may not be terminated without his or her written consent at any time within two years of the Effective Date of such Change in Control.

Compensation Committee

By:

EXHIBIT B

PIONEER DRILLING SERVICES, LTD. EXECUTIVE SEVERANCE PLAN

FORM OF WAIVER AND RELEASE

Pioneer Drilling Services, Ltd. has offered to pay me certain benefits (the “Benefits”) pursuant to the Pioneer Drilling Services, Ltd. Executive Severance Plan (the “Plan”).  The Benefits are offered to me subject to my agreement, among other things, to waive any and all of my claims against and release Pioneer Drilling Services, Ltd. and its predecessors, successors and assigns (collectively referred to as the “Partnership”), all of the affiliates (including parents and subsidiaries) of the Partnership (collectively referred to as the “Affiliates”), and the Partnership’s and Affiliates’ directors and officers, employees and agents, counsel, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Partnership and Affiliates, referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Partnership or any Affiliate (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct on the part of the Partnership or any Affiliate); provided, however, that this Waiver and Release shall not apply to (i) any claim or cause of action to enforce or interpret any provision contained in the Plan or (ii) any claims for indemnification under any charter documents or bylaws of the Partnership or any Affiliate.  I have read this Waiver and Release and the Plan (which, together, are referred to herein as the “Plan Materials”) and the Plan is incorporated herein by reference.  The provision of the Benefits is voluntary on the part of the Partnership and is not required by any legal obligation other than the Plan.  I choose to accept this offer.

I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Partnership has advised me to consult an attorney before signing this Waiver and Release. I understand that, in order to be eligible for the Benefits, I must sign (and return to Human Resources Manager, Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209) this Waiver and Release by 5:00 p.m. on                . I acknowledge that I have been given at least 21 days to consider whether to sign and execute the Release.

In exchange for the payment to me of Benefits, I (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Partnership or any Affiliate and (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Partnership or any Affiliate, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Partnership or any Affiliate and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed.  The claims subject to this Waiver and Release include, but are not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers

Benefit Protection Act of 1990 (“ADEA”); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 (“ADA”); the Energy Reorganization Act, as amended, 42 U.S.C. § 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Texas Labor Code § 21.001 et seq.; the Texas Labor Code; claims in connection with workers’ compensation or “whistle blower” statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law.  Further, I expressly represent that no promise or agreement which is not expressed in the Plan Materials has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Partnership, any of the Affiliates or any other member of the Corporate Group or any of their agents.  I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

I acknowledge that payment of Benefits to me by the Partnership is not an admission by the Partnership or any other member of the Corporate Group that they engaged in any wrongful or unlawful act or that the Partnership or any member of the Corporate Group violated any federal or state law or regulation.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release.  I acknowledge that this Waiver and Release and the other Plan Materials set forth the entire understanding and agreement between me and the Partnership or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Partnership or any other member of the Corporate Group.  I understand that for a period of seven calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of the offer referred to above, provided that my written statement of revocation is received on or before that seventh day by Human Resources Manager, Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, in which case the Waiver and Release will not become effective.  In the event I revoke my acceptance of the offer referred to above, the Partnership shall have no obligation to provide me the Benefits.  I understand that failure to revoke my acceptance of the offer referred to above within seven calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

I acknowledge that I have read this Waiver and Release, I have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions or events of the Partnership or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

Employee’s Printed Name	Partnership Representative

Employee’s Signature	Partnership Execution Date

Employee’s Signature Date	Employee’s Social Security Number